COMMUNITY CENTRAL BANK CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

This certifies that [                                                              ]is the owner of [number of shares] [(xxxx)]

FULLY PAID AND NON ASSESSABLE SHARES OF NONCUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES C, NO PAR VALUE PER SHARE (LIQUIDATION AMOUNT $1,000 PER SHARE), OF

COMMUNITY CENTRAL BANK CORPORATION, a Michigan corporation (the “Corporation”).  The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by such holder’s duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the signatures of its duly authorized officers.

DATED _____________________

_______________________________	___________________________________
Ray T. Colonius	David A. Widlak
Treasurer	President and Chief Executive Officer

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE CORPORATION RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE CORPORATION, TO THE EFFECT THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred class of stock. Such request may be made to the Secretary of the Corporation.